UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code: (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, Rocco Romanella entered into an agreement to become the Chief Executive Officer of UniTek Global Services, Inc. (the “Company”). Mr. Romanella, 55, comes to the Company following a 36-year career at United Parcel Service (UPS), where he most recently served as President of Retail and Residential Operations.

Under his employment agreement, Mr. Romanella will receive an annual base salary of $400,000, which shall be prorated for the remainder of 2012. He is eligible to receive annual incentive compensation of up to one times his base salary, provided that for 2012, he is eligible to receive a target bonus of two times the pro-rated portion of his base salary payable for service in 2012, to be earned based on the achievement of certain financial and operational targets as determined by the Board of Directors of the Company and its Compensation Committee. Any such Bonus earned shall be paid by the Company to Mr. Romanella in accordance with the terms of the applicable incentive bonus program. Beginning in 2013, Mr. Romanella shall be eligible to participate in long-term cash and equity incentive programs established by the Company for its senior level executives generally, at levels determined by the Board, with target long-term incentive compensation equal to one times his base salary. Mr. Romanella will also receive a one-time signing bonus of $100,000. A copy of Mr. Romanella’s employment agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In addition, Mr. Romanella will be granted 192,307 restricted shares of the common stock of the Company, which are subject to service-based vesting in four equal annual installments on the dates that are 6, 12, 18 and 24 months following the grant date, subject to automatic acceleration upon the occurrence of a Change of Control as defined in the Company’s 2009 Omnibus Equity and Incentive Compensation Plan. A copy of the restricted grant award agreement evidencing this grant is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

There is no family relationship between Mr. Romanella and any other executive officer or director of the Company, and there is no arrangement or understanding under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Romanella has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Romanella’s appointment is attached as Exhibit 99.3 hereto.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits

99.1	Employment Agreement, dated as of July 16, 2012.
99.2	Restricted Stock Award Agreement, dated as of July 16, 2012.
99.3	Press Release dated July 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: July 16, 2012	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer

EXHIBIT LIST

99.1	Employment Agreement, dated as of July 16, 2012.
99.2	Restricted Stock Award Agreement, dated as of July 16, 2012.
99.3	Press Release dated July 16, 2012